UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      April 10, 2006

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of principal executive offices)	97296-0047 (Zip Code)

Registrant’s telephone number, including area code:    (503) 224-9900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, Schnitzer Steel Industries, Inc. (the “Company”) entered into an agreement with Tamara L. Adler (Lundgren) regarding her position as Executive Vice President, Strategy & Investments, and President - Shared Services of the Company (the “Employment Agreement”). On April 10, 2006 the Company also entered into a change in control severance agreement (the “Change in Control Agreement”) with Ms. Adler. The Employment Agreement and Change in Control Agreement were each approved by the Compensation Committee of the Company’s Board of Directors (the “Board”). The summaries herein of the Employment Agreement and the Change in Control Agreement are qualified in their entirety by the actual agreements which are attached hereto as exhibits 10.1 and 10.2 and incorporated herein by reference.

EMPLOYMENT AGREEMENT

The Employment Agreement is effective as of March 24, 2006 and governs the terms and conditions of Ms. Adler’s employment through August 31, 2009. The Employment Agreement replaces and supersedes an agreement dated August 4, 2005 entered into between the Company and Ms. Adler in connection with the commencement of her employment.

The Employment Agreement provides for an annual base salary of $550,000 beginning on January 1, 2006, subject to annual review in connection with the Company’s normal compensation review for executive officers, and may be increased from time to time in the sole discretion of the Company’s President & Chief Executive Officer. The Employment Agreement also provides for a cash bonus for the fiscal year ending August 31, 2006 to be determined by the Company’s President & Chief Executive Officer in his sole discretion, subject to review of the Compensation Committee, based on considerations including a variety of financial and organizational objectives and the overall performance of the Company, as well as the achievement of personal goals agreed with the Company’s President & Chief Executive Officer. Ms. Adler’s target bonus for the fiscal year ending August 31, 2006 is $550,000, but the actual amount may be higher or lower subject to the considerations discussed in the previous sentence. At the beginning of fiscal years 2007, 2008 and 2009 the Company’s President & Chief Executive Officer will establish bonus programs that provide for annual bonuses payable to Ms. Adler based on predetermined (i) objective Company financial performance criteria and (ii) clearly measurable management objectives for Ms. Adler. The target bonus for fiscal year 2007 is 1 times Ms. Adler’s base salary for 2007, but the actual amount may be higher or lower subject to the considerations in the previous sentence. The target bonuses for fiscal years 2008 and 2009 shall be the same as 2007, unless otherwise agreed to by the Company’s President and Chief Executive Officer and Ms. Adler.

Ms. Adler is eligible to participate in the Company’s long term incentive programs (“LTIP”), and awards under the LTIP will be made at the discretion of the Compensation Committee, as recommended by the Company’s President and Chief Executive Officer. In addition, the amount and terms of any stock option grants to Ms. Adler after March 24, 2006 shall be at the discretion of the Compensation Committee, as recommended by the Company’s President and Chief Executive Officer. The Employment Agreement also provides that Ms. Adler is eligible to participate in the Company’s employee benefit plans (other than the Company’s Economic Value

Added Bonus Plan), with participation under the Company’s retirement programs, including the Supplemental Executive Retirement Bonus Plan, to begin after June 1, 2006.

In the event that Ms. Adler’s employment is terminated by the Company without “cause” or by Ms. Adler for “good reason” (as such terms are defined in the Employment Agreement) before September 1, 2009 and not under circumstances that would give rise to severance payments to Ms. Adler under the Change in Control Agreement, Ms. Adler would be entitled to receive (i) her base salary and any other compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid, (ii) all paid time off accrued but untaken through the effective date of such termination, (iii) reimbursement of expenses incurred through the effective date of such termination pursuant to the Company’s normal expense reimbursement policy, (iv) a severance payment in a lump sum in an amount equal to two times her annual base salary plus two times her target annual bonus, and (v) a pro rata portion of her target bonus for the fiscal year in which the termination occurs (based on the portion of the year worked). In addition, all options to purchase Company stock then held by Ms. Adler would become immediately vested and exercisable in full and all performance shares and restricted stock then held by Ms. Adler would become immediately vested and all related forfeiture provisions would lapse.

If any payments received by Ms. Adler in connection with the termination of her employment by the Company without “cause” or by Ms. Adler for “good reason” will be subject to any “excise tax” (as such terms are defined in the Employment Agreement), the Company will make an additional payment to Ms. Adler such that Ms. Adler will receive net benefits as if no such tax were payable.

Ms. Adler is an “at-will” employee of the Company and her employment can be terminated at any time, for any reason or no reason, upon notice by either the Company or Ms. Adler, subject to certain obligations of the Company and Ms. Adler contained in the Employment Agreement.

CHANGE IN CONTROL AGREEMENT

The Change in Control Agreement is effective as of March 24, 2006 and shall continue in effect until August 31, 2009 or earlier termination of Ms. Adler’s employment; provided that the Change in Control Agreement will continue in effect for a period of twenty-four (24) months beyond the term provided therein if a “change in control” (as such term in defined in the Change in Control Agreement) shall have occurred during such term.

In the event that Ms. Adler’s employment is terminated by the Company without “cause” or by Ms. Adler for “good reason” within twenty-four (24) months following a “change in control” of the Company (as such terms are defined in the Change in Control Agreement), Ms. Adler would be entitled to receive (i) her base salary and any other benefits or awards which pursuant to the terms of any “plans” (as defined in the Change in Control Agreement) have been earned or become payable but which have not yet been paid and (ii) severance pay in a single payment in an amount equal to three times her annual salary and target bonus. Ms. Adler would also continue to receive her life, accident and health insurance benefits for a period of up to thirty-six (36) months. In addition, all options to purchase Company stock then held by Ms. Adler would become immediately vested and exercisable in full and all performance shares and restricted stock then held by Ms. Adler would become immediately vested and all related forfeiture provisions would lapse.

If any payments or benefits received by Ms. Adler in connection with a “change in control” will be subject to an excise tax on “excess parachute payments,” the Company will make an additional payment to Ms. Adler such that Ms. Adler will receive net benefits as if no such tax were payable. If such additional payments are required, the Company will not be able to deduct such additional payments for federal income tax purposes and also will be denied such a deduction for most of the other payments made pursuant to the Change in Control Agreement and its other plans and policies.

Ms. Adler is obligated under the Change in Control Agreement to remain in the employ of the Company for a period of 60 days following a “potential change in control” unless employment is terminated by Company without “cause” or by Ms. Adler for “good reason” (as such terms are defined in the Change in Control Agreement).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1    Employment Agreement with Tamara L. Adler (Lundgren).

10.2    Change in Control Severance Agreement with Tamara L. Adler (Lundgren).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Date: April 11, 2006	By:	/s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Tamara L. Adler (Lundgren).

10.2	Change in Control Severance Agreement with Tamara L. Adler (Lundgren).